                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 26, 2001, except for Note 8 which is as of March 26, 2001, relating to the consolidated financial statements and financial statement schedule, which appears in Maxtor's Corporation's Annual Report on Form 10-K for the year ended December 30, 2000, as amended. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Jose, California
August 27, 2001